Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2022, with respect to the consolidated financial statements of Mind Medicine (MindMed) Inc. for the year ended December 31, 2021, included in the Annual Report on Form 10-K of Mind Medicine (MindMed) Inc. for the year ended December 31, 2022.

Toronto, Canada, March 14, 2023	/s/ Ernst & Young LLP Chartered Professional Accountants Licensed Public Accountants